                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                  PHOENIX TECHNOLOGIES LTD.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transactions
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials:
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.
           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           PHOENIX TECHNOLOGIES LTD.
                            411 EAST PLUMERIA DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 570-1000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 6, 2001

                            ------------------------

    Notice is hereby given that the Annual Meeting of Stockholders of Phoenix Technologies Ltd., (the "Company" or "Phoenix") will be held at the Company's offices located at 411 East Plumeria Drive, San Jose, California 95134, on February 6, 2001, at 10:00 a.m., California time, to consider and act upon the following matters:

    1.  To elect two Class 2 Directors to the Board of Directors of the Company;

    2. To approve an amendment to the Company's 1999 Stock Plan to increase the number of shares reserved for issuance thereunder by 1,860,000 shares;

    3. To approve an amendment to the Company's 1999 Director Stock Plan to increase the number of shares reserved for issuance thereunder by 90,000 shares;

    4. To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent public accountants for the 2001 fiscal year; and

    5. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only stockholders of record at the close of business on December 11, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's offices for a period of ten days before the Annual Meeting.

    All stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope provided. You may revoke your proxy at any time prior to the Annual Meeting. If you attend and vote at the Annual Meeting, your proxy will be automatically revoked and only your vote at the Annual Meeting will be counted.

                                          By Order of the Board of Directors

                                          Linda V. Moore
                                          SECRETARY

December 20, 2000

                                PROXY STATEMENT

                           PHOENIX TECHNOLOGIES LTD.
                            411 East Plumeria Drive
                           San Jose, California 95134

                            ------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 6, 2001

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Phoenix Technologies Ltd. (the "Company" or "Phoenix") of proxies for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on February 6, 2001, at the Company's offices located at 411 East Plumeria Drive, San Jose, California, commencing at 10:00 a.m., California time, and at any adjournments thereof. All proxies are solicited for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. The date of this Proxy Statement is December 20, 2000, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

    We do not expect any matters not listed in the Proxy Statement to come before this Meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, which would include matters that the proxyholders did not know were to be presented 45 days before the anniversary of last year's proxy statement.

                              GENERAL INFORMATION

    CERTAIN FINANCIAL INFORMATION. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 is enclosed with this Proxy Statement.

    VOTING SECURITIES. Only stockholders of record as of the close of business on December 11, 2000 (the "Record Date") will be entitled to vote at the meeting and any adjournment thereof. As of the Record Date, there were 25,263,243 shares of the Company issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote on the proposals presented in this Proxy Statement for each share of the stock held and one vote for each director to be elected. There is no cumulative voting in connection with the election of directors.

    QUORUM. The required quorum for transacting business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD" from a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

    ABSTENTIONS. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (I) the presence or absence of a quorum for the transaction of business and (II) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

    BROKER NON-VOTES. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for transacting business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of a plan).

    SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail and through its regular employees, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting material to persons for whom they hold shares of Common Stock of the Company, and to request authority for the exercise of proxies; in such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses. The Company may use the services of its officers, directors and others to solicit proxies personally or by telephone, facsimile or electronic mail, without additional compensation. The Company has also retained Morrow & Co., Inc. to assist in obtaining proxies for the Annual Meeting from brokers, nominees of stockholders and institutional investors. The estimated fee for such services, which is not contingent upon the outcome of the voting, is $6,500 plus out-of-pocket expenses.

    VOTING OF PROXIES. All valid proxies received prior to the Meeting will be voted. All shares presented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted FOR all nominees, FOR all other proposals described herein and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Meeting or any adjournments thereof. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Meeting and voting in person.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's nominees for election at the Annual Meeting of Stockholders to Class 2 of the Board of Directors are Taher Elgamal and Anthony Sun (the "Nominees"). Messrs. Elgamal and Sun presently are Class 2 Directors of the Company. The Company expects each of the Nominees to be available to serve as a Director. If, however, either of the Nominees is unable or declines to serve for any reason, proxies may be voted for such substitute nominee as the Board of Directors may designate.

    The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of two Class 1 Directors (Messrs. Huang and Morris), two Class 2 Directors (Messrs. Elgamal and Sun) and three Class 3 Directors
(Messrs. Sisto, Jensen and Yang). The Class 1, 2 and 3 Directors serve staggered three-year terms. A stockholder may not cast votes for more than two nominees. The two Class 2 directors to be elected at the 2001 Annual Meeting of Stockholders will be elected to hold office until the Annual Meeting of Stockholders in 2004 and until their successors have been elected and qualified.

    NOMINEES AND OTHER DIRECTORS. The following table sets forth the name and age of each nominee and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years and the period during which each has served as a director of the Company. Each nominee is currently serving as a director of the Company. The Directors whose names are followed by an asterisk (*) are members of the Audit Committee or the Compensation Committee, or both.

                                                     DIRECTOR
DIRECTOR NAME                               AGE       SINCE     POSITION AND CURRENT OFFICES WITH THE COMPANY
-------------                             --------   --------   ---------------------------------------------
Taher Elgamal*..........................     45        2000     Director
George C. Huang.........................     58        1998     Director; Vice Chairman
Edmund P. Jensen*.......................     63        2000     Director
Anthony P. Morris*......................     54        1993     Director
Albert E. Sisto.........................     52        1999     Director; Chairman; President and Chief
                                                                  Executive Officer
Anthony Sun*............................     48        1998     Director
Shih-Chien Yang.........................     56        2000     Director

    Dr. Elgamal was appointed to the Board in January 2000. He is the founder, President, Chief Executive Officer and a director of Securify, Inc. Prior to founding Securify in 1998, Dr. Elgamal held the position of Chief Scientist of Netscape Communications Corp. from 1995 to 1998, where he pioneered Internet security technologies. From 1993 to 1995, Dr. Elgamal was Vice President of Advanced Technologies at OKI Electric. From 1991 to 1993, Dr. Elgamal was the Director of Engineering at RSA Security, Inc. where he produced the RSA cryptographic toolkits. Dr. Elgamal also serves on the Boards of Directors of RSA Security, Inc., hi/fn, Inc. and ValiCert, Inc.

    Dr. Huang was appointed to the Board in November 1998 and was elected to serve as Vice Chairman. From September 1998 to September 2000, Dr. Huang served as the Company's Senior Vice President for Strategic Planning. He served as Chairman of the Board of Directors, President, Chief Executive Officer and Director of Award Software International, Inc. ("Award") from July 1993 until Award merged with the Company in September 1998. Dr. Huang is Chairman of the Board of Directors of GCH Systems, Inc. ("GCH"), and from January 1984 until November 1994, he also served as Chief Executive Officer of GCH. From
February 1987 to the present, Dr. Huang has served as a Director of GCH-SunSystems Company Ltd., a subsidiary of GCH. From January 1990 to
May 1996, Dr. Huang served as a Director of Fidelity Venture Capital Corporation, a stockholder of GCH and Award.

    Mr. Jensen was appointed to the Board in January 2000. From 1994 to 1999 he served as President and CEO of Visa International. From 1974 to 1994,
Mr. Jensen held a variety of positions with US Bancorp, most recently as President. Previously, Mr. Jensen served as Group Vice President of National Industries and was Director of Financial Planning and Analysis at Technicolor Motion Picture Corporation. Mr. Jensen also served in the U.S. Army, where his last rank was Captain.

    Mr. Morris has served as a Director of the Company since 1993. Mr. Morris is a principal with Morris & Associates, a management consulting and financial advisory firm he founded in 1987. He is also an investor in a number of private technology companies. Mr. Morris also serves on the Board of Directors of Interact Commerce Corporation.

    Mr. Sisto joined the Company as President and Chief Executive Officer and was appointed to the Board in June 1999. He was formerly Chief Operating Officer of RSA Security, Inc. from 1997 to 1999. He served as President, Chairman and CEO of DocuMagix from 1994 to 1997. From 1989 to 1994 Mr. Sisto was the President and CEO of PixelCraft, Inc. Mr. Sisto also serves on the Board of Directors of Insignia Solutions, plc., hi/fn, Inc. and Tekgraf, Inc.

    Mr. Sun was appointed to the Board in 1998. From 1979 to the present, Mr. Sun has been a general partner at Venrock Associates, a venture capital firm. Previously, Mr. Sun was employed by Hewlett Packard, TRW and Caere Corporation. Mr. Sun served as a director of Award from October 1995 until Award merged with the Company in September 1998. Mr. Sun is a director of Cognex Corporation, Komag, Inc. and Ramp Networks, Inc.

    Dr. Yang was appointed to the Board in September 2000. Dr. Yang served as the Minister of State of the Republic of China in charge of science and technology development from June 1996 to May 2000. Prior to his appointment as Minister of State, Dr. Yang served the Taiwanese government for twenty-two years as Senior Vice Minister and Vice Minister, Ministry of Economic Affairs; as Director General of the Industrial Development Bureau, Ministry of Economic Affairs; as Deputy Director General of the Science-based Industrial Park Administration; as Director of the Planning and Evaluation Division, National Science Council; and as Deputy Director and Senior Engineer of the Council for Economic Planning and Development, Sectoral Planning Department.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the fiscal year ended September 30, 2000 (the "Last Fiscal Year"), the Board of Directors held a total of four regularly scheduled meetings, four special meetings and took additional actions by written consent. During fiscal year 2000, Messrs. Huang, Morris, Sisto and Sun each attended at least 75% of the aggregate number of meetings of the Board of Directors held during the year and 100% of the total number of meetings held by all committees of the Board of Directors on which he served during the Last Fiscal Year. Subsequent to their respective appointments as Directors, Messrs. Elgamal, Jensen and Yang each attended at least 75% of the aggregate number of meetings of the Board of Directors held and 100% of the total number of meetings held by all committees of the Board of Directors on which he served during the Last Fiscal Year.

    The Board of Directors has an Audit Committee and a Compensation Committee. The Company does not have a standing nominating committee of the Board of Directors or a committee performing similar functions.

    During the Last Fiscal Year, the Audit Committee, which consists of
Messrs. Jensen and Morris, met three times. The Audit Committee makes recommendations to the Board regarding appointment of the Company's independent public accountants, confers with the Company's independent public accountants regarding the scope and the results of the audit of the Company's books and accounts and reports the same to the Board of Directors, and establishes and monitors policy relative to non-audit services provided by the independent public accountants, approves services rendered by such accountants, reviews the activities and recommendations of the Company's internal audit department, and reviews and evaluates the Company's accounting systems, financial controls and financial personnel. For additional information concerning the Audit Committee, see "REPORT OF THE AUDIT COMMITTEE".

    During the Last Fiscal Year, the Compensation Committee, which consists of Messrs. Sun, Elgamal and Morris, met twice and took additional actions by written consent. The Compensation Committee reviews salaries and other compensation arrangements for officers and other key employees of the Company, reviews the administration of the Company's stock option and stock purchase plans, and advises the Board on general aspects of the Company's compensation and benefit policies. For additional information concerning the Compensation Committee, see "EXECUTIVE COMPENSATION--Compensation Committee Interlocks and Insider Participation" and "REPORT OF THE COMPENSATION COMMITTEE".

                           COMPENSATION OF DIRECTORS

    Members of the Board who are not employees of the Company are paid an annual retainer of $10,000, a fee of $1,000 for each meeting of the Board of Directors they attend in person, a fee of $500 for each telephonic meeting of the Board of Directors that they attend, a fee of $500 for each Committee meeting they attend in person and a fee of $375 for each telephonic Committee meeting that they attend. In addition, non-employee Directors who reside outside of the local area receive reimbursement of travel expenses.

    Outside Directors have received options to purchase Common Stock pursuant to the Company's 1994, 1996, 1997, 1998 and 1999 Stock Plans and currently receive options under the 1999 Director Option Plan. The actual number of shares to be subject to the options granted for Board and committee service is established by the Plan. In September 1999, the Board changed its stock grants to non-employee Directors to include an initial grant of 40,000 shares for new non-employee Directors and to grant options of 15,000 shares on each subsequent anniversary of each non-employee Director's tenure on the Board. Board member options vest and become exercisable for 100% of the shares on the date of grant and have a term of ten years. During the Last Fiscal Year, the Company granted stock options for 40,000 shares to each of Messrs. Elgamal, Jensen and Yang, and 30,000 shares to Mr. Sun, in each case having an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

                                 REQUIRED VOTE

    If a quorum is present, Directors shall be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                  FOR THE ELECTION OF MESSRS. ELGAMAL AND SUN

                                 PROPOSAL NO. 2
               APPROVAL OF THE AMENDMENTS TO THE 1999 STOCK PLAN

    On November 13, 1998, the Board of Directors adopted the 1999 Stock Plan (the "Plan") and reserved 1,100,000 shares of Common Stock for issuance thereunder, subject to stockholder approval. In January 1999, the stockholders approved the Plan. In November 1999, the Board of Directors amended the Plan to increase the shares reserved by 700,000 shares (the "Amendment"). In
February 2000, the stockholders approved the Amendment. Subsequently, upon the Board's termination of the Company's 1997 Nonstatutory Stock Option Plan and 1998 Stock Plan, a total of 1,010,000 shares that had been reserved but unissued under those plans were transferred to and reserved for issuance under the Plan.

                                    PROPOSAL

    In October 2000, the Board of Directors amended the Plan to increase by 850,000 the shares reserved for issuance under the Plan. At the Meeting, the stockholders are being asked to approve an amendment to increase the number of shares reserved under the Plan by 1,860,000 shares. The total of 1,860,000 shares for which stockholder approval is sought is the sum of (I) the 1,010,000 shares previously authorized and reserved under the terminated 1997 and 1998 plans and subsequently transferred to the Plan, and (II) the increase of 850,000 additional new shares reserved by the Board in October 2000 for issuance under the Plan.

            1999 STOCK OPTION PLAN GRANTS TO OFFICERS AND DIRECTORS

    As of November 30, 2000, 387,647 shares had been issued upon exercise of options granted under the Plan, options to purchase 3,258,430 shares were outstanding and (1,458,430) shares remained available for future grant. The following table sets forth information with respect to the stock options granted to the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees and consultants (including all current officers who are not executive officers) as a group under the Plan as of November 30, 2000.

                                                        NUMBER OF SHARES SUBJECT TO   WEIGHTED AVERAGE
                                                           OPTIONS GRANTED UNDER       EXERCISE PRICE
NAME/POSITION                                           THE 1999 STOCK OPTION PLAN       PER SHARE
-------------                                           ---------------------------   ----------------
Albert E. Sisto, President and Chief Executive
  Officer.............................................             695,000                $10.6553

Wayne C. Cantwell, President and Chief Executive
  Officer, inSilicon Corporation(1)...................                   0                       0

George C. Huang, Sr. Vice President, Strategic
  Planning............................................               2,500                $ 0.0100

David A. Everett, Sr. Vice President and General
  Manager, Platform Enabling Division.................             208,000                $10.9980

Harry Gierhart, Sr. Vice President and General
  Manager, PhoenixNet Division........................             229,000                $11.1151

All current executive officers as a group (8
  persons)............................................           1,651,000                $11.9905

All directors who are not executive officers (6
  persons)............................................               2,500                $ 0.0100

Nominees for Election as Directors

Taher Elgamal.........................................                   0                       0

Anthony Sun...........................................                   0                       0

                                                        NUMBER OF SHARES SUBJECT TO   WEIGHTED AVERAGE
                                                           OPTIONS GRANTED UNDER       EXERCISE PRICE
NAME/POSITION                                           THE 1999 STOCK OPTION PLAN       PER SHARE
-------------                                           ---------------------------   ----------------
Associates of Directors, Executive Officers or
  Nominees............................................                   0                       0

Persons receiving 5% or more of options granted under
  the 1999 Stock Option Plan..........................             695,000                $10.6553

All employees and consultants (including all current
  officers who are not executive officers) as a group
  (778 persons).......................................           2,769,201                $12.9819

------------------------

(1) Until its initial public offering of shares in March 2000, the Company owned 98.6% of the outstanding shares of inSilicon's common stock. Prior to its incorporation in November 1999, inSilicon operated as a division of the Company.

                         SUMMARY OF THE 1999 STOCK PLAN

    GENERAL. The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the Plan. Options granted under the Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

    ADMINISTRATION. The Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator").

    ELIGIBILITY; LIMITATIONS. Nonstatutory stock options and stock purchase rights may be granted under the Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may only be granted to employees. The Administrator, in its discretion, selects the employees, directors, and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock shall be granted, and the number of shares subject to each such grant.

    Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 125,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional 125,000 shares of Common Stock.

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

        (a) EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such stock option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

        (b) EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may, in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

        (c) TERM OF OPTION. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be not more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

        (d) TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. If an optionee's employment or consulting relationship terminates for any reason other than death or disability, then all options held by such optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant (normally 90 days past termination) or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such expiration, the optionee may exercise all or part of his or her option at any time before expiration.

        (e) DEATH OR DISABILITY. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in her or her notice of grant (normally 12 months after death or disability) or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

        (f) NONTRANSFERABILITY OF OPTIONS. Options granted under the plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

        (g) OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

    STOCK PURCHASE RIGHTS. In the case of Stock Purchase Rights, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntarily termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

    In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

    In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

                        FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to liability under the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (I) the fair market value of the shares at the date of the option exercise or
(II) the sale price of the shares. Any gain or any loss recognized on such a premature disposition of the shares is treated as long-term or short-term capital gain or loss, depending on the holding period. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

    NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

    STOCK PURCHASE RIGHTS. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

    The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                                 REQUIRED VOTE

    If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 2.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                APPROVAL OF THE AMENDMENT TO THE 1999 STOCK PLAN

                                 PROPOSAL NO. 3
           APPROVAL OF THE AMENDMENT TO THE 1999 DIRECTOR STOCK PLAN

    On November 10, 1999, the Board of Directors adopted the 1999 Director Stock Plan (the "Director Plan") and reserved 150,000 shares of Common Stock for issuance thereunder, subject to stockholder approval. In February 2000, the stockholders approved the Director Plan.

                                    PROPOSAL

    In October 2000, the Board of Directors amended the Director Plan to increase the shares reserved by 90,000 shares. At the Meeting, the stockholders are being asked to approve the amendment to increase the number of shares reserved under the Director Plan by 90,000 shares.

                              DIRECTOR PLAN GRANTS

    The following table sets forth information with respect to the stock options granted to the nonemployee directors of the Company (6 persons) as of November 30, 2000. As discussed below, the executive officers of the Company and the employees of the Company are not eligible for grants under the Director Plan.

                                                NUMBER OF SHARES SUBJECT TO   WEIGHTED AVERAGE
                                                   OPTIONS GRANTED UNDER       EXERCISE PRICE
DIRECTOR                                         THE DIRECTOR OPTION PLAN        PER SHARE
--------                                        ---------------------------   ----------------
Taher Elgamal.................................             40,000                 $15.4375
George C. Huang...............................             15,000                  16.0250
Edmund P. Jensen..............................             40,000                  15.4375
Anthony P. Morris.............................             22,000                  16.0625
Anthony Sun...................................             45,000                  13.0208
Shih-Chien Yang...............................             40,000                  17.5000

                    SUMMARY OF THE 1999 DIRECTOR OPTION PLAN

    GENERAL. The purpose of the Director Plan is to attract and retain the best available personnel, to provide additional incentive to the directors of the Company and to promote the success of the Company's business. Stock options will be automatically granted under the Plan.

    ELIGIBILITY; LIMITATIONS. Stock options may be granted under the Director Plan to non-employee directors of the Company and any parent or subsidiary of the Company.

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

        (a) EXERCISE PRICE. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

        (b) EXERCISE OF OPTION; FORM OF CONSIDERATION. Options granted under the Director Plan vest and become exercisable for 100% of the share on the day of grant. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Director Plan permits payment to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

        (c)  TERM OF OPTION.  The term of an Option may be no more than ten
    (10) years from the date of grant. No option may be exercised after the expiration of its term.

        (d) TERMINATION OF SERVICE. If an optionee's service as an Outside Director terminates for any reason other than death or disability, then all options held by the optionee under the Director Plan expire on the earlier of (i) the date set forth in his or her notice of grant (normally ninety days past termination) or (ii) the expiration date of such option.

        (e) DEATH OR DISABILITY. If an optionee's service as an Outside Director terminates as a result of death or disability, then all options held by such optionee under the Director Plan expire within 12 months following termination of Outside Director's service. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

        (f) NONTRANSFERABILITY OF OPTIONS. Options granted under the Director Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

        (g) OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Director Plan as may be determined by the Administrator.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Director Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Director Plan, and the exercise price of any such outstanding option or stock purchase right.

    In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate.

    In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right may be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise exercisable. In such event, the option is fully exercisable for thirty
(30) days from the date of such notice and the option terminates upon expiration of such period.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the Director Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Director Plan to the extent necessary to comply with Section 162(m) of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Director Plan without the written consent of the optionee. Unless terminated earlier, the Director Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

                        FEDERAL INCOME TAX CONSEQUENCES

    NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price.

Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE DIRECTOR PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE OPTIONEE MAY RESIDE.

                                 REQUIRED VOTE

    If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 3.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
       FOR THE APPROVAL OF THE AMENDMENT TO THE 1999 DIRECTOR STOCK PLAN

                                 PROPOSAL NO. 4
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Ernst & Young LLP to continue to serve as the Company's independent auditors for the fiscal year ending September 30, 2001 and is asking stockholders to ratify this appointment. In the event the ratification of the stockholders of the appointment of Ernst & Young LLP as the Company's independent auditors is not obtained, the Board will reconsider such appointment.

    Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions from stockholders.

                                 REQUIRED VOTE

    If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 4.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                           ENDING SEPTEMBER 30, 2001

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of November 30, 2000 with respect to the Common Stock owned beneficially by (I) any person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (II) each director and director-nominee of the Company, (III) the Chief Executive Officer and each other executive officer of the Company included in the Summary Compensation Table (collectively, the "Named Officers"), and (IV) all current directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, to the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                          AMOUNT AND NATURE OF    PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP   STOCK OUTSTANDING(1)
------------------------                                  --------------------   --------------------
Intel Corporation(2) ...................................        1,968,936                7.8%
  2200 Mission College Boulevard
  Santa Clara, California 95052-8119
AXA Financial, Inc.(3) .................................        1,491,300                6.0%
  Alliance Capital Management, L.P.
  1345 Avenue of the Americas
  New York, New York 10105
George C. Huang(4),(7)..................................          884,909                3.5%
Taher Elgamal(7)........................................           40,000                  *
Anthony Sun(5),(7)......................................          222,661                  *
Edmund P. Jensen(7).....................................           40,000                  *
Albert E. Sisto(7)......................................          221,250                  *
Shih-Chien Yang(7)......................................           40,000                  *
Anthony P. Morris(6),(7)................................           73,500                  *
Wayne C. Cantwell(7)....................................            9,549                  *
David A. Everett(7).....................................           89,749                  *

                                                          AMOUNT AND NATURE OF    PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP   STOCK OUTSTANDING(1)
------------------------                                  --------------------   --------------------
Harry Gierhart(7).......................................           35,000                  *
All current directors and executive officers as a group
  (14 persons)(7).......................................        1,652,847                6.5%

------------------------

*   Ownership is less than 1%

(1) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after November 30, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Based on information provided pursuant to Schedule 13D filed with the Securities and Exchange Commission by Intel Corporation ("Intel"). Includes 1,073,965 shares with respect to which Intel may acquire beneficial ownership at or within 60 days after November 30, 2000.

(3) Based on information provided pursuant to Schedule 13G/A filed on November 8, 2000 and Schedule 13F-HR filed on November 20, 2000 with the Securities and Exchange Commission by Sanford C. Bernstein & Co., Inc. ("Bernstein"). According to the November 20, 2000 filing, Bernstein had sole dispositive power for 1,491,300 shares as of September 29, 2000. According to the November 8, 2000 filing, on October 2, 2000, Alliance Capital Management L.P., a wholly-owned subsidiary of AXA Financial, Inc., acquired beneficial ownership of all of the shares of the Company's Common Stock that had been beneficially owned by Bernstein.

(4) Includes (I) 17,862 shares held by Margaret Huang, Mr. Huang's spouse and
    (II) 18,040 shares held by Dwight S. Huang, Mr. Huang's son, (III) 44,884 shares held by the George C. Huang and Margaret J. Huang Charitable Foundation and (IV) 490,000 shares held by the Huang Living Trust. Also includes 303,375 shares issuable pursuant to options exercisable within 60 days of November 30, 2000 by Mr. Huang. Mr. Huang disclaims beneficial ownership of shares held by his son.

(5) Includes (I) 70,223 shares held by Venrock Associates ("Venrock") and (II) 31,859 shares held by Venrock Associates II, L.P.; Mr. Sun, a director of Phoenix, is a general partner of Venrock and Venrock Associates II, L.P. Mr. Sun disclaims beneficial ownership of shares held by such entities, except to the extent of his pecuniary interest therein.

(6) Includes 5,000 shares owned by Mr. Morris and 5,000 shares held in a custodial account for his minor daughters.

(7) Includes an aggregate of 960,517 shares as to which the named persons could acquire beneficial ownership at or within 60 days after November 30, 2000. As to each named person, such amounts are as follows: Mr. Sisto--221,250; Mr. Huang--303,375; Mr. Elgamal--40,000; Mr. Jensen--40,000;
    Mr. Morris--73,500; Mr. Sun--120,579; Mr. Yang--40,000;
    Mr. Gierhart--35,000; and Mr. Everett--86,813.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation of
(I) the Chief Executive Officer of the Company, and (II)the four other most highly compensated executive officers of the Company (based on salary plus bonus for the Last Fiscal Year) who were serving as such at the end of the Last Fiscal
Year:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                            ANNUAL COMPENSATION                  -----------------------------
                             -------------------------------------------------   SECURITIES        AWARDS
                              FISCAL                            OTHER ANNUAL     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY($)   BONUS($)   COMPENSATION($)   OPTIONS (#)   COMPENSATION($)
---------------------------  --------   ---------   --------   ---------------   -----------   ---------------
Albert E. Sisto............    2000     $350,000    $43,750              --         15,000              --
  President and                                                                     20,000(1)
  Chief Executive Officer      1999      107,386         --              --        530,000              --
                               1998           --         --              --             --              --

Wayne C. Cantwell..........    2000      200,000     79,500              --             --              --
  President and                                                                    474,999(1)
  Chief Executive Officer,     1999      199,167     76,762              --         66,000           1,000(3)
  inSilicon Corporation(2)     1998      161,750     31,061              --         26,000          16,595(4)

George C. Huang(5).........    2000      233,646     35,607              --          2,500              --
  Sr. Vice President,          1999      265,173     71,250              --         45,000           1,000(3)
  Strategic Planning           1998           --         --              --             --              --

David A. Everett...........    2000      215,625     46,795              --          4,000           3,262(3)
  Sr. Vice President and       1999           --         --              --             --              --
  General Manger, Platform     1998           --         --              --             --              --
  Enabling Division

Harry Gierhart.............    2000      243,750          0              --        229,000              --
  Sr. Vice President and       1999           --         --              --             --              --
  General Manager,             1998           --         --              --             --              --
  PhoenixNet Division

------------------------

(1) Option grant for the specified number of shares of common stock of inSilicon Corporation ("inSilicon"), a majority-owned subsidiary of the Company.

(2) Until inSilicon's initial public offering of shares in March 2000, the Company owned 98.6% of the outstanding shares of inSilicon's common stock. Prior to its incorporation in November 1999, inSilicon operated as a division of the Company.

(3) Includes the sum contributed by the Company to the named individual's 401(k) account.

(4) Includes $9,545 in relocation expenses and $7,050 automobile allowance.

(5) Mr. Huang joined the Company in September 1998 when Award was acquired by the Company.

                    A.  STOCK OPTIONS GRANTED BY THE COMPANY

    The following tables set forth the stock options granted to each of the Named Officers under the Company's stock option plans and the options exercised by such Named Officers during the fiscal year ended September 30, 2000.
Messrs. Sisto and Cantwell each received stock option grants from inSilicon that are separately reflected in the table "Stock Options Granted by inSilicon in Fiscal Year 2000". All of the stock options granted by the Company to Mr. Cantwell as of December 21, 1999 were replaced by options granted by inSilicon:

              1.  OPTION GRANTS BY THE COMPANY IN FISCAL YEAR 2000

                       NUMBER OF
                       SECURITIES     % OF                                    POTENTIAL REALIZABLE VALUE(3)
                       UNDERLYING    TOTAL     EXERCISE   EXPIRATION   -------------------------------------------
NAME                   OPTIONS(1)    GRANTS    PRICE(2)      DATE         @ 0%           @ 5%            @ 10%
----                   ----------   --------   --------   ----------   -----------   -------------   -------------
Albert E. Sisto......    15,000      0.6951    $   0.01    10/19/09    $134,850.00   $  219,750.77   $  350,005.23
Wayne C. Cantwell....         0          --          --          --             --              --              --
George C. Huang......     2,500      0.1158    $   0.01    10/19/09    $ 22,475.00   $   36,625.13   $   58,334.21
David A. Everett.....     4,000      0.1854    $   0.01    10/19/09    $ 35,960.00   $   58,600.21   $   93,334.73
Harry Gierhart.......   225,000     10.4262    $11.3125    10/01/09    $      0.00   $1,600,733.35   $4,056,572.61
                          4,000      0.1854    $   0.01    10/19/09    $ 35,960.00   $   58,600.21   $   93,334.73

------------------------

(1) All of the options reflected in the above table are subject to the terms of the Company's 1999 Stock Plan and are exercisable only as they vest. With the exception of the option granted to Mr. Gierhart on October 1, 1999, all of the stock options reflected in the table are restricted stock options. The restricted stock options granted to each executive officer vested and became exercisable as of October 19, 2000, provided the optionee met certain performance objectives, and continues to be employed by the Company as of the exercise date.

(2) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date, or through a cashless exercise involving a same-day sale of all or part of the purchased shares.

(3) These columns reflect the potential realizable value of each grant assuming the market value of the Company's stock appreciates at 5% and 10% annually from the date of grant over the term of the option. There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other level. Unless the market price of the stock does in fact appreciate over the option term, no value will be realized from the option grants.

                 2.  AGGREGATED OPTION EXERCISES IN FISCAL 2000
                       AND FISCAL YEAR-END OPTION VALUES
                  WITH RESPECT TO OPTION GRANTS BY THE COMPANY

                                                             NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                             SHARES                         UNDERLYING UNEXERCISED              IN-THE-MONEY
                           ACQUIRED ON                     OPTIONS AT FY END (#)(2)       OPTIONS AT FY END ($)(3)
                            EXERCISE     VALUE REALIZED   ---------------------------   -----------------------------
NAME                           (#)           ($)(1)       EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                       -----------   --------------   -----------   -------------   -------------   -------------
Albert E. Sisto..........       0              0            165,625        379,375      $  817,773.44   $2,038,014.06
Wayne C. Cantwell(4).....       0              0                 --             --                 --              --
George C. Huang..........       0              0            270,813         76,812      $2,804,796.19   $  742,202.25
David A. Everett.........       0              0             65,625        163,375      $  399,023.44   $  981,874.06
Harry Gierhart...........       0              0              4,000        225,000      $   63,710.00   $1,040,625.00

------------------------

(1) These amounts represent the fair market value of the shares underlying the stock options on the date of exercise less the stock option exercise price.

(2) These options were granted on various dates during fiscal years 1994 through 2000.

(3) These amounts represent the difference between the exercise price of the stock options and the closing price of $15.9375 of Phoenix Common Stock on September 30, 2000 for all options held by each Named Officer.

(4) All of the outstanding options granted by the Company to Mr. Cantwell were replaced with inSilicon options pursuant to a predetermined conversion ratio and were granted as of December 21, 1999.

                     B.  STOCK OPTIONS GRANTED BY INSILICON

    The following tables set forth the stock options granted to each of the Named Officers under inSilicon's stock option plans and the options exercised by such Named Officers during the fiscal year ended September 30, 2000:

               1.  OPTION GRANTS BY INSILICON IN FISCAL YEAR 2000

                                          % OF                                    POTENTIAL REALIZABLE VALUE(3)
                       NUMBER OF         TOTAL     EXERCISE   EXPIRATION   -------------------------------------------
NAME                   OPTIONS(1)        GRANTS    PRICE(2)      DATE         @ 0%           @ 5%            @ 10%
----                   ----------       --------   --------   ----------   -----------   -------------   -------------
Albert E. Sisto......    20,000          1.2749    $7.3600     12/21/09    $ 26,000.00   $  134,924.55   $  302,036.19
Wayne C. Cantwell....   205,009          7.1161    $7.3600     12/21/09    $266,511.70   $1,383,037.35   $3,096,006.91
                          4,655(4)       0.1616    $3.6950     03/18/01    $ 14,802.90   $   34,929.49   $   65,807.64
                         13,965(4)       0.4847    $2.8195     05/04/04    $ 33,941.93   $   80,050.13   $  150,789.15
                         18,620(4)       0.6463    $3.8937     03/31/05    $ 62,494.31   $  147,391.94   $  277,641.57
                          4,655(4)       0.1616    $6.3776     12/06/05    $ 26,172.27   $   61,302.33   $  115,198.73
                         13,965(4)       0.4847    $6.3776     12/06/06    $ 78,516.82   $  183,906.98   $  345,596.18
                          5,586(4)       0.1939    $8.1230     03/31/07    $ 39,113.17   $   92,247.38   $  173,765.68
                         22,344(4)       0.7756    $7.9887     09/29/07    $153,867.49   $  362,818.94   $  683,349.81
                         14,896(4)       0.5171    $7.9887     09/30/07    $102,578.32   $  241,927.54   $  455,716.59
                          9,185(4)       0.3188    $6.4447     03/31/08    $ 51,026.80   $  120,345.42   $  226,693.80
                          1,987(4)       0.0690    $6.4447     03/31/08    $ 11,037.01   $   26,030.52   $   49,033.50
                         25,969(4)       0.9014    $3.0209     09/30/08    $ 67,625.87   $  159,492.05   $  300,432.80
                         11,271(4)       0.3912    $3.0209     09/30/08    $ 29,349.99   $   69,220.41   $  130,389.45
                         22,212(4)       0.7710    $4.5650     03/31/09    $    108.67   $   63,945.53   $  161,883.81
                         35,510(4)       1.2326    $4.5650     03/31/09    $    173.73   $  102,228.79   $  258,801.29
                         41,895(4)(5)    1.4542    $4.9946     07/01/09    $177,897.07   $  421,371.01   $  794,907.83
                         23,275(4)(5)    0.8079    $4.9946     07/01/09    $ 98,831.71   $  234,095.01   $  441,615.46
George C. Huang......         0               0         --           --             --              --              --
David A. Everett.....         0               0         --           --             --              --              --
Harry Gierhart.......         0               0         --           --             --              --              --

--------------------------

(1) All of the stock options reflected in the above table are subject to the terms of the inSilicon 1999 Stock Plan and are exercisable only as they vest. The options granted vest and become exercisable as of the date of grant, provided the optionee continues to be employed by the Company.

(2) All options were granted at an exercise price equal to 85% of the fair market value of inSilicon's common stock on the date of grant. The exercise price may be paid in cash, in shares of the inSilicon common stock valued at fair market value on the exercise date, or through a cashless exercise involving a same-day sale of all or part of the purchased shares.

(3) These columns reflect the potential realizable value of each grant assuming the market value of inSilicon's stock appreciates at 5% and 10% annually from the date of grant over the term of the option. There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other level. Unless the market price of the stock does in fact appreciate over the option term, no value will be realized from the option grants.

(4) All of the outstanding options granted by the Company to Mr. Cantwell were replaced with inSilicon options pursuant to a predetermined conversion ratio and were granted as of December 21, 1999.

(5) These option grants to Mr. Cantwell were accelerated and are vested.

                 2.  AGGREGATED OPTION EXERCISES IN FISCAL 2000
                       AND FISCAL YEAR-END OPTION VALUES
                   WITH RESPECT TO OPTION GRANTS BY INSILICON

                                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED              IN-THE-MONEY
                                             VALUE       OPTIONS AT FY END (#)(2)       OPTIONS AT FY END ($)(3)
                        SHARES ACQUIRED    REALIZED     ---------------------------   -----------------------------
NAME                    ON EXERCISE (#)     ($)(1)      EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                    ---------------   -----------   -----------   -------------   -------------   -------------
Albert E. Sisto.......           0                  0       3,750         16,250      $   26,775.00   $  116,025.00
Wayne C. Cantwell.....      73,109        $273,854.00     166,673        235,216      $1,479,783.87   $1,858,680.00
George C. Huang.......          --                 --          --             --                 --              --
David A. Everett......          --                 --          --             --                 --              --
Harry Gierhart........          --                 --          --             --                 --              --

------------------------

(1) These amounts represent the fair market value of the shares underlying the stock options on the date of exercise less the stock option exercise price.

(2) These options were granted on various dates during inSilicon's fiscal year 2000.

(3) These amounts represent the difference between the exercise price of the stock options and the closing price of inSilicon common stock on September 30, 2000 for all options held by each Named Officer.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

    In June 1999, Mr. Sisto and the Company executed an offer letter setting forth Mr. Sisto's terms of employment. The offer letter provided for a base salary of $350,000 per year, eligibility for a performance bonus targeted at 50% of base salary, a grant of 530,000 non-qualified stock options and eligibility for employee benefit plans. The agreement also provides for accelerated vesting of stock options in the event of change of control of the Company and severance payments equal up to 18 months base pay.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board (the "Compensation Committee") has responsibility for setting and administering the policies that govern executive compensation for all executive officers of the Company. The Compensation Committee is composed entirely of outside directors and reports its actions to the full Board. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Compensation Committee in reaching its determinations regarding the compensation of the Company's executive officers.

GENERAL COMPENSATION PHILOSOPHY

    The Committee has approved principals for management compensation that will:

    - attract, and retain key personnel who contribute to long-term success of the Company,

    - encourage the development and achievement of strategic objectives that enhance stockholder value,

    - promote the Company's corporate values, and

    - provide a compensation package that recognizes individual contributions, group achievement, and Company performance.

COMPENSATION METHODOLOGY

    The Company strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. When establishing salaries, bonus levels and stock option awards, the Compensation Committee reviews market data, assesses the Company's competitive position and considers: (1) the Company's financial performance during the past fiscal year,
(2) the individual's performance during the past fiscal year including the promotion and the maintenance of the Company's corporate values, and (3) the compensation packages of executive officers in similar positions in companies of comparable size, same geographic region or within the computer software industry. With respect to executive officers other than the CEO, the Compensation Committee places considerable weight upon the recommendation of the CEO. In addition, consideration is also given to the particular objectives or priorities that the CEO or the Board wishes the executive to focus on in the coming year.

COMPONENTS OF COMPENSATION

    BASE SALARY. Base salaries for all executive officer positions are targeted to be competitive with the average salaries of comparable executives at technology companies of similar size and are intended to reflect consideration of an officer's experience, business judgment and role in developing and implementing overall business strategy for the Company.

    BONUSES. Bonuses for executive officers are intended to reflect the Company's belief that a significant portion of the annual compensation of the executive should be contingent upon the performance of the Company, as well as the individual's contribution and the achievements of the executive's group, division or business unit. Bonuses are paid on annual or quarterly bases and are based on qualitative and subjective factors, including the pre-tax profitability of the Company, business development, operational performance, earnings per share and other measures of performance appropriate to the individual executive officer.

    LONG TERM INCENTIVES. Long term incentive-based compensation for executive officers is realized through the granting of stock options. The stock option program directly links a portion of compensation to the interests of stockholders by providing an incentive to maximize stockholder value. Stock options generally have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest. In addition, executive officers may be granted an incentive bonus related to growth in revenue and in earnings per share as well as satisfaction of individualized performance objectives.

COMPENSATION OF CHIEF EXECUTIVE OFFICER DURING FISCAL 2000

    Compensation for the CEO is determined through a process similar to that discussed above for executive officers in general. This pay-for-performance program is most clearly exemplified in the compensation of the Company's Chief Executive Officer. The CEO's compensation program is designed to reward achievement of corporate financial goals and individual performance objectives as well as other strategic objectives.

    In setting compensation levels for the Chief Executive Officer, the Compensation Committee reviewed competitive information reflecting the relevant compensation data for chief executive officers of companies of comparable size within the software industry. Mr. Sisto's compensation level was determined using generally the same considerations described above.

MEMBERS OF THE COMPENSATION COMMITTEE

Taher Elgamal
Anthony P. Morris
Anthony Sun

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board (the "Audit Committee") operates pursuant to a charter approved and adopted by the Board on April 19, 2000. The Audit Committee Charter is attached as Exhibit A. The Audit Committee, on behalf of the Board, oversees the Company's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements and the footnotes thereto in the Company's Fiscal Year 2000 Annual Report to Shareholders and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

    The Company's outside auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with the outside auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company's outside auditors under SAS 61. The Company's outside auditors have expressed the opinion that the Company's audited financial statements conform to generally accepted accounting principles.

    The Audit Committee discussed with the outside auditors the outside auditors' independence from management and the Company, and received the written disclosures concerning the outside auditors' independence required by the Independence Standards Board to be made by the outside auditors to the Company.

    The Audit Committee discussed with the Company's internal and outside auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and outside auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2000, to be filed with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors the selection of Ernst & Young LLP to serve as the Company's outside auditors for Fiscal Year 2001.

MEMBERS OF THE AUDIT COMMITTEE

Edmund P. Jensen
Anthony P. Morris

                              CERTAIN TRANSACTIONS

    INTEL CORPORATION: In December 1995, the Company and Intel Corporation entered into two primary agreements: a technology agreement under which Phoenix licensed certain of its software products for use by Intel on its motherboard products for the desktop and server markets; and a Common Stock and Warrant Purchase Agreement under which Intel agreed to purchase 894,971 shares of Phoenix common stock and a warrant to purchase an additional 1,073,281 shares of common stock. The aggregate purchase price for the shares and the warrant was $10.8 million. The warrant vests and becomes exercisable in four installments over a five year period from the date of the agreement; the exercise price of the warrant increases annually from $12.88 to $15.22. The sale of the shares and the warrant was concluded in February 1996 following the completion of certain closing conditions.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes of ownership of the Company's Common Stock and other equity securities. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Acting pursuant to a power of attorney granted by each director (except
Mr. Sun) and each executive officer, the Company undertakes on behalf of such individuals the filing of reports to be filed with the SEC, except Mr. Sun. To the Company's knowledge, based solely on review of the copies of such reports
(I) filed by the Company on behalf of such directors and officers and (II) furnished to the Company by Mr. Sun and 10% beneficial owners during, and with respect to, its most recent fiscal year and written representations that no other reports were required, the Company believes the filing requirements of
Section 16(a) applicable to its executive officers, directors and 10% beneficial owners were satisfied, except:

        a. Mr. Sun failed to timely report an October 29, 1998 option grant for 30,000 shares on Form 5 during Fiscal Year 1999 but a Form 5 was subsequently filed, and

        b. the Company failed to timely file reports on behalf of the individuals listed in this paragraph as follows: Mr. Sisto's June 10, 1999 option grant for 530,000 shares was not timely reported on a Form 5 during Fiscal Year 2000, but was subsequently reported after the close of the fiscal year; a May 6, 1999 option grant to Ms. Kathleen Newman for 10,000 shares was not timely reported on Form 5 during Fiscal Year 2000, but a Form 5 with respect to the shares has since been filed; and two option grants dated March 31, 1999 and one dated September 22, 1999 to Mr. David A. Everett for 39,979, 35,021 and 150,000 shares, respectively, were not timely reported during Fiscal Year 2000, but were subsequently reported on a Form 5.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Company's Board of Directors during the Last Fiscal Year were Messrs. Elgamal, Morris and Sun, all of whom are non-employee Directors. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                        COMPANY STOCK PRICE PERFORMANCE

    The graph below compares the cumulative total stockholder return on the Common Stock of the Company from September 30, 1995 to September 30, 2000 with the cumulative total return on the Standard and Poor's 500 and the Standard and Poor's Computer Software and Services market indices over the same period, assuming the investment of $100 in the Company's Common Stock and in each of the indices on September 30, 1995 and the reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG PHOENIX TECHNOLOGIES LTD., THE STANDARD & POOR'S 500 INDEX
          AND THE STANDARD & POOR'S COMPUTER SOFTWARE & SERVICES INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           PHOENIX                     S & P COMPUTERS
      TECHNOLOGIES LTD.  S & P 500  (SOFTWARE & SERVICES)
9/95            $100.00    $100.00                $100.00
9/96            $136.63    $120.34                $144.97
9/97            $117.82    $169.01                $238.70
9/98             $44.55    $184.30                $328.72
9/99             $88.61    $235.54                $533.21
9/00            $126.24    $266.83                $518.79

    * $100 INVESTED ON 9/30/95 IN STOCK OR INDEX-
    INCLUDING REINVESTMENT OF DIVIDENDS.
    FISCAL YEAR ENDING SEPTEMBER 30.

                                                                      CUMULATIVE TOTAL RETURN
                                                  ---------------------------------------------------------------
                                                    9/95       9/96       9/97       9/98       9/99       9/00
PHOENIX TECHNOLOGIES LTD........................   100.00     136.63     117.82      44.55      88.61     126.24
S & P 500.......................................   100.00     120.34     169.01     184.30     235.54     266.83
S & P COMPUTERS (SOFTWARE & SERVICES)...........   100.00     144.97     238.70     328.72     533.21     518.76

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal office in San Jose, California, not later than August 20, 2001 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors

                                          /s/ LINDA V. MOORE
                                          Linda V. Moore, SECRETARY

San Jose, California
December 20, 2000

                                                                       EXHIBIT A

                           PHOENIX TECHNOLOGIES LTD.
                            AUDIT COMMITTEE CHARTER

    The audit committee is a committee of at least three members of the board of directors, each of whom is an independent director. Its primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

    In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

    In meeting its responsibilities, the audit committee is expected to:

     (i) Review, evaluate and recommend to the board of directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries, and where appropriate, to recommend replacement of the independent auditors.

     (ii) Ensure the receipt of, and review, a formal written statement from the Company's independent auditors delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1; discuss with the independent auditors their independence from management and the Company and the matters included in that written statement.

    (iii) Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, review the audit at its conclusion, including any comments or recommendations of the independent auditors.

     (iv) Review and discuss with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to monitor and manage business and legal and ethical compliance programs. The audit committee should periodically review Company policy statements to determine if they adhere to the Company's code of conduct.

     (v) Discuss with the Company's independent auditors the quality of accounting principles applied in the Company's financial statements and the other matters required by SAS 61 (including amendments or supplements), such as management judgments and accounting estimates that affect financial statements, significant new accounting policies and disagreements with management.

     (vi) Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

    (vii) Review prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

   (viii) Review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q.

     (ix) Review the financial statements contained in the Company's Annual Report on Form 10-K with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

     (x) Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     (xi) Review accounting and financial human resources and succession planning within the Company.

    (xii) Submit the minutes of all meetings of the audit committee to, or discuss the matters addressed at the audit committee meetings with, the board of directors.

   (xiii) Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if in its judgment, that is appropriate.

    The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors. To the extent required, the audit committee also will prepare and sign a report for inclusion in the Company's proxy statement for its annual meeting of stockholders. In addition, the audit committee will undertake such other duties as the board or directors delegates to it.

    Finally, the audit committee will ensure that the independent auditors understand both (i) their ultimate accountability to the board of directors and to the audit committee, as representatives of the Company's stockholders, and
(ii) the board of directors' and the audit committee's ultimate authority and responsibility to select, evaluate and, where appropriate in the exercise of their business judgment, replace the Company's independent auditors (or to nominate the independent auditor to be proposed for stockholder approval in any proxy statement).

                                  DETACH HERE


                                    PROXY


                          PHOENIX TECHNOLOGIES LTD.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, revoking all prior proxies, hereby appoints John M. Greeley and Linda V. Moore, and each of them, with power of substitution, as proxies to represent and vote as designated herein all shares of stock of Phoenix Technologies Ltd. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on February 6, 2001 at the offices of the Company located at 411 East Plumeria Drive, San Jose, California, at 10:00 a.m., California time, and at any and all adjournments of that meeting.

THE PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF MESSRS. ELGAMAL AND SUN AND FOR PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THAT MEETING.


/ SEE REVERSE /          CONTINUED AND TO BE SIGNED ON REVERSE SIDE             / SEE REVERSE /
/    SIDE     /                                                                 /    SIDE     /

                                  DETACH HERE

/ X / PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.

1. To elect the following to the Board of Directors as Class 2 Directors.

                      FOR         WITHHELD                                                               FOR     AGAINST     ABSTAIN
(01) Taher Elgamal   /   /         /   /                        2. To approve the amendment to the      /   /     /   /       /   /
                                                                   1999 Stock Plan.

                      FOR         WITHHELD
(02) Anthony Sun     /   /         /   /                        3. To approve the amendment to the      /   /     /   /       /   /
                                                                   1999 Director Stock Plan.


                                                                4. To ratify the selection of Ernst &   /   /     /   /       /   /
                                                                   Young LLP as independent auditors
                                                                   for the current fiscal year.

OTHER ______________________________________

                                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                 /   /

                                                                Please sign exactly as name appears on stock certificates. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.





Signature: _______________________________   Date: ____________     Signature: _______________________________   Date: _____________